Exhibit 23a



                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-86458) pertaining to the Sprint Retirement Savings Plan of Sprint Corporation of our report dated June 12, 2002, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 2001.



                                                     /s/ Ernst & Young LLP



Kansas City, Missouri
June 26, 2002